CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 8, 1997 (except for Note 7 as to which the date is October 15, 1997), January 9, 1997, and February 17, 1998, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-11 No. 333-13511) and related prospectus of Charthouse Suites Vacation Ownership, Inc. for the Registration of 150 ownership interests.

               VIRCHOW, KRAUSE & COMPANY, LLP




Waukesha, Wisconsin
September 14, 1998